EXHIBIT 16.1

Grant Thornton LLP 445 Broad Hollow Road, Suite 300 Melville, NY 11747-3601

November 14, 2012

U. S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Medical Action Industries Inc.
File No. 000-13251

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Medical Action Industries Inc. dated November 16, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ GRANT THORNTON LLP